UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2010

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

713.626.8525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2010, W. Reid Lea resigned as the Executive Vice President and Manager of Corporate Development of W&T Offshore, Inc. (the “Company”).

In connection with his resignation, Mr. Lea entered into a Resignation Agreement, which included a Consulting Agreement and a Mutual Agreement and Waiver, with the Company dated as of July 1, 2010 (the “Resignation Agreement”). The Resignation Agreement supersedes any and all agreements and understandings between the Company and Mr. Lea, including his Employment Agreement with the Company dated as of October 20, 2005. Pursuant to the terms of the Resignation Agreement, Mr. Lea has agreed to serve as a consultant for the Company for a period of 10 months following his resignation in order to assist the Company with transition matters, for which he will receive compensation of $10,000 per month. The consulting relationship will be extended automatically on a month-to-month basis following the end of the original term. Either party may terminate the consulting relationship, with or without cause, by providing 30 days prior written notice to the other party. The Company also agreed to pay Mr. Lea cash on or before July 16, 2010 for 32,805 shares of unvested stock, which payment will be based on the closing price of the shares on July 2, 2010, and the unvested shares will be cancelled. The Company agreed to permit Mr. Lea to continue his coverage under the Company’s medical plan for himself and his eligible dependents for a period of up to 18 months, waiving the monthly COBRA premium for such continued coverage except that Mr. Lea will pay the employee portion of the premium. This coverage will discontinue if Mr. Lea becomes covered under a comparable group medical plan. Under the terms of the Resignation Agreement, Mr. Lea is generally subject to certain confidentiality and non-disclosure provisions for a two-year period. He is also obligated to assist the Company in any legal action relating to events that occurred while he was rendering services to the Company. The Company and Mr. Lea executed a mutual waiver and general release from liability stemming from the time prior to executing the Resignation Agreement.

The description of the Resignation Agreement above is a summary of the material terms and is qualified in its entirety by reference to the Resignation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On July 2, 2010, the Company issued a press release announcing Mr. Lea’s resignation as Executive Vice President and Manager of Corporate Development. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Resignation Agreement dated as of July 1, 2010 between W. Reid Lea and W&T Offshore, Inc.

99.1	Press Release dated July 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: July 8, 2010	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer